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                                                                    DRAFT
                                                                    EXHIBIT 5(E)

[LETTERHEAD OF PACIFIC LIFE INSURANCE]                               GUARANTEED
                                                           PROTECTION ADVANTAGE
                                                                  RIDER REQUEST


PLEASE READ THE GENERAL INFORMATION AND THE INSTRUCTIONAL NOTES ON THE REVERSE SIDE BEFORE COMPLETING THIS FORM. This Rider is available only on Pacific
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Portfolios, Pacific Value, Pacific Innovations, Pacific Innovations Select,
Pacific One, Pacific One Select, Pacific Odyssey and PSVA, subject to state availability. Please refer to the product's prospectus for more information.

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
1  GENERAL INFORMATION

Owner's Name (First, Middle Initial, Last)                             SSN/TIN        Daytime Telephone Number

                                                                                      (    )
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Joint Owner's Name (First, Middle Initial, Last)                       SSN            Daytime Telephone Number

                                                                                      (    )
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Contract Number (if known)

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2  ADD THE GUARANTEED PROTECTION ADVANTAGE RIDER

   [_] Add the Guaranteed Protection Advantage Rider to my contract. (See Instructions for additional requirements)

        By adding this rider to my contract, I understand that:

        . In order for the contract value to be increased to the Guaranteed
          Protection Amount, the entire contract value must be invested according to an asset allocation program established and maintained by Pacific Life for this rider for the entire Term. (A Term is defined as each ten (10) year period beginning on the effective date of the rider, and each ten (10) year period thereafter.)
        . Unless I provide written notice to terminate the rider, the rider will renew for another Term, provided the Age of each Annuitant is 80 or younger at the start of the new Term and the new Term does not extend beyond the Annuity Date.
        . The rider will terminate on the contract anniversary following the day any portion of the contract value is no longer invested according to an asset allocation program established and maintained by Pacific Life for this rider.
        . On each contract anniversary, an annual charge of 0.10% of the contract value will be deducted from my contract value in arrears.
        . If this request is received in good order by Pacific Life within thirty (30) days after the contract date or a contract anniversary, the rider will be effective on that contract date or contract anniversary. If this request is received thirty-one (31) days or more after the contract date or the last contract anniversary, the rider will be effective on the next contract anniversary.

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3  TERMINATE THE GUARANTEED PROTECTION ADVANTAGE RIDER

   Terminate the Guaranteed Protection Advantage Rider from my contract.

   [_]  By terminating this rider, I understand that:

       . If this request is received in good order by Pacific Life within thirty
         (30) days after a contract anniversary, the rider will terminate on that contract anniversary. If this request is received thirty-one (31) days or more after the last contract anniversary, the rider will terminate on the next contract anniversary.
       . If the rider terminates for reasons other than for death or annuitization, the entire annual charge (0.10% of the contract value) for the contract year will be deducted from the contract value on the effective date of termination.
       . All benefits of the rider will be forfeited upon termination, if such termination occurs prior to the end of a Term.
       . All other provisions of my contract will remain in force.

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4  SIGNATURES


   -------------------------  -----------  --------------------------  ---------
       Owner's Signature          Date       Joint Owner's Signature      Date

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                     See Instructions on the reverse side.
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[LOGO OF PACIFIC LIFE]                                               GUARANTEED
                                                           PROTECTION ADVANTAGE
                                                                  RIDER REQUEST

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When to use this form:  Use this form to add the optional Guaranteed Protection
                        Advantage Rider to your contract. This form may also be used to terminate the Guaranteed Protection Advantage Rider.

To complete this form:  Print clearly in dark ink. Provide requested information in full. Do not highlight any information submitted on this form. Paperwork submitted to Pacific Life is scanned into an imaging system and highlighting could make that information unreadable.

Where to send this form:

       By regular mail:                    By overnight mail:
       Pacific Life Insurance Company      Pacific Life Insurance Company
       P.O. Box 7187                       1111 S. Arroyo Parkway, Suite 205
       Pasadena, CA  91109-7187            Pasadena, CA  91105

Who to call for help or questions: Contact your registered representative or Pacific Life at (800) 722-2333.

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                                 INSTRUCTIONS

Section 1. General Information: Provide the owner's name, Social Security Number/Tax Identification Number (SSN/TIN), daytime telephone number and contract number, if known. If there is a joint owner, provide the joint owner's name, SSN and daytime telephone number. Verify that the owner and joint owner (if any) matches the contract.

Section 2. Add the Guaranteed Protection Advantage Rider: Complete this section to add the Guaranteed Protection Advantage Rider to your contract. Read this section before checking the box and signing the form.

            To qualify to purchase the rider: (a) all annuitants must be age 80 or younger on the date of purchase; and (b) the date of purchase must be at least ten (10) years prior to the selected annuity date. In addition to meeting these requirements, additional forms may be required to process this request, as described below. Failure to submit the required additional forms will delay processing.

            . New Clients Enrolling in Portfolio Optimization - If you are a new
              client enrolling in Pacific Life's Portfolio Optimization program, this form must be accompanied by a Pacific Life variable annuity
                        ----
              application and the signed and dated acknowledgment contained in the Investment Policy Statement.

            . Existing Clients Enrolling in Portfolio Optimization - If you are
              an existing client enrolling in Pacific Life's Portfolio Optimization program, this form must be accompanied by the signed
                                              ----
              and dated acknowledgment contained in the Investment Policy Statement.

            . Existing Clients Currently Enrolled in Portfolio Optimization - If
              you are an existing client currently enrolled in Pacific Life's Portfolio Optimization program and just wish to add the rider to your contract, no additional forms are required.

Section 3. Terminate the Guaranteed Protection Advantage Rider: Complete this section to terminate the Guaranteed Protection Advantage Rider. Read this section before checking the box and signing the form.

Section 4. Signatures: The form must be signed and dated by the owner. In cases of joint ownership, both owners must sign.